                           FAMLIY DOLLAR STORES, INC.
                STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                                      QUARTER ENDED                  QUARTER ENDED
AS PRESENTED (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                DECEMBER 1, 2001              NOVEMBER 25, 2000
                                                                  -----------------------       -----------------------
                                                                     BASIC      DILUTED            BASIC      DILUTED
                                                                  ----------   ----------       ----------   ----------

AVERAGE SHARES OUTSTANDING                                           172,252      172,252          171,177      171,177
NET INCOME                                                           $50,207      $50,207          $41,461      $41,461
NET INCOME PER SHARE                                                   $0.29        $0.29            $0.24        $0.24
PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS
ADDITIONAL WEIGHTED AVERAGE SHARES FROM ASSUMED EXERCISE
   AT THE BEGINNING OF THE YEAR OF DILUTIVE STOCK OPTIONS                           5,515                         4,818
WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)
                                                                                   (4,170)                       (3,933)
                                                                               ----------                    ----------
NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES                            1,345                           885
PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                               0.78%                         0.52%
TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                                   173,597                       172,062
NET INCOME                                                                        $50,207                       $41,461
PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                                        $0.29                         $0.24